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                                                                   Exhibit 23.02


                   [SAMIL ACCOUNTING CORPORATION LETTERHEAD]


June 29, 1999


The Board of Directors
Fairchild Semiconductor International, Inc.
f/k/a/ FSC Semiconductor Corporation
333 Western Avenue
South Portland, ME 04106

Credit Suisse First Boston
11 Madison Avenue
New York, NY 10010


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Fairchild Semiconductor International, Inc. of our report dated February 24, 1999 relating to the statements of net assets (liabilities) of the Power Device Business of Samsung Electronics Co., Ltd. as of December 31, 1997 and 1998, and the related statements of operations and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1998, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Samil Accounting Corporation
Samil Accounting Corporation

Seoul, Korea